Exhibit 5.1

Akerman LLP 401 East Jackson Street Suite 1700 Tampa, FL 33602

October 30, 2026

Blink Charging Co.

1489 West Warm Springs Rd., Suite 110

Henderson, Nevada 89014

Re:	Blink Charging Co. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Blink Charging Co., a Nevada corporation (the “Company” or the “Registrant”), in connection with the preparation and filing by the Registrant of a shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), which may be senior or subordinated, (iv) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), (v) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”), and (vi) units consisting of one or more shares of Common Stock or Preferred Stock, Debt Securities, Warrants, Rights or any combination of those securities (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Rights, the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The aggregate offering price of the Securities being registered will not exceed $100,000,000.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with this opinion letter, we have examined the organizational documents of the Company, and such corporate records, documents, instruments, and certificates of public officials as to the Company as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinions set forth herein. We have also examined the Registration Statement, the Prospectus, the form of indenture for senior debt securities filed as Exhibit 4.4 to the Registration Statement and the form of indenture for subordinated debt securities filed as Exhibit 4.5 to the Registration Statement. With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, such assumptions: (a) the authenticity of all original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the legal capacity of all natural persons to take all actions required of such persons in connection with the Registration Statement; (d) the truth, accuracy, authenticity and completeness of the information and representations and warranties contained in the records, documents, instruments and certificates (including without limitation any certificate or other document issued by a public authority and all official public records) we have reviewed; (e) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) a sufficient number of shares of Common Stock and Preferred Stock will be authorized and available for issuance; (h) any Debt Securities that may be issued will be issued in a form that complies with the applicable indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee named therein; (i) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (j) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have further assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

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When used in this opinion letter, the term “applicable laws” means the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes (“NRS Chapter 78”), except that, with respect to the opinions set forth in paragraphs 4 through 7 below, we are opining as to the internal laws of the State of New York. We neither express nor imply any opinions with respect to any other laws or the laws of any other jurisdiction or the United States of America. For purposes of this opinion letter, we assume that the Securities will be issued in accordance with all applicable state securities or blue sky laws.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Company is a Nevada corporation that is validly existing and in good standing under Nevada law.

2. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement, including shares of Common Stock issuable upon conversion of, exchange of or exercise of any Preferred Stock, Debt Securities, Warrants, Rights or Units (the “Offered Common Stock”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors of the Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance of the Offered Common Stock, the consideration to be received therefor and related matters, and (v) when the Offered Common Stock has been duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

3. With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including shares of Preferred Stock issuable upon conversion of, exchange of or exercise of any Common Stock, Debt Securities, Warrants, Rights or Units (the “Offered Preferred Stock”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock, the consideration to be received therefor and related matters, including the adoption of any required certificate of designation for the Offered Preferred Stock in accordance with the applicable provisions of NRS Chapter 78 (the “Certificate of Designation”), (v) when the filing of the Certificate of Designation with the Nevada Secretary of State has duly occurred, and (vi) when the Offered Preferred Stock has been duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

4. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, including Debt Securities issuable upon conversion of, exchange of or exercise of any Warrants, Rights or Units (the “Offered Debt Securities”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) when an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, when an underwriting agreement or purchase agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the consideration to be received therefor and related matters, and (v) when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and any supplemental indenture relating to such Offered Debt Securities and duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable indenture and any supplemental indenture relating to such Offered Debt Securities and the applicable underwriting agreement or purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when any applicable warrant agreement has been duly authorized, executed and delivered by the Company and any warrant agent named therein has been duly appointed by all necessary corporate action, (v) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters, and (vi) when the Offered Warrants have been duly executed, issued and delivered to the purchasers thereof against payment of the agreed upon consideration therefor and authenticated by any warrant agent, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, warrant agreement, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Rights are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Rights, the consideration to be received therefor and related matters, and (v) when the Offered Rights have been duly executed, issued and delivered to the purchasers thereof against payment of the agreed upon consideration therefor and authenticated by all other parties thereto, the Offered Rights, when issued and sold in accordance with the applicable underwriting agreement, rights agreement, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Units, the consideration to be received therefor and related matters, and (v) when the Offered Units have been duly executed, issued and delivered to the purchasers thereof against payment of the agreed upon consideration therefor and authenticated by all other parties thereto, the Offered Units, when issued and sold in accordance with the applicable underwriting agreement, unit agreement, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration or (vi) limit the waiver of rights under usury laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman LLP

AKERMAN LLP